UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2013

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On January 28, 2013, Berkshire Hills Bancorp, Inc. (“Berkshire”), the holding company for Berkshire Bank, announced its financial results for the period ended December 31, 2012.  The news release containing the financial results is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

Item 8.01.                                        Other Events.

On January 28, 2013, Berkshire announced a cash dividend of $0.18 per share to stockholders of record as of the close of business on February 14, 2013, payable on February 28, 2013. In addition, on January 28, 2013, the Board of Directors of Berkshire announced that the Annual Meeting of Shareholders shall be held on May 9, 2013. The record date for the Annual Meeting of Shareholders is March 14, 2013. The news release containing additional information about the dividend payment and the Annual Meeting of Shareholders is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

Item 9.01.                                        Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

99.1	News Release dated January 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: January 29, 2013	By:	/s/Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer